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                                                               EXHIBIT 10 (XXX)

                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into as of this 1st day of February, 2003, by and between Northern Trust Corporation, a Delaware corporation having its principal place of business in Chicago, Illinois ("Corporation"), and Barry G. Hastings ("Consultant").

     WHEREAS, Consultant served the Corporation as its President, Chief Operating Officer and a Director prior to his retirement on January 31, 2003; and

     WHEREAS, the Corporation desires to enter into a consulting relationship with Consultant in order to obtain, among other things, his commitment to represent the Corporation, following his retirement, in the role of Non-Executive Chairman of Northern Trust Bank of Florida, N.A., upon the terms and subject to the conditions contained in this Agreement;

     WHEREAS, Consultant desires to enter into a consulting relationship with the Corporation, and in connection therewith, agrees to represent the Corporation as Non-Executive Chairman of Northern Trust Bank of Florida, N.A. and to make himself available to provide consulting services to the Corporation, upon the terms and subject to the conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and of the mutual benefits accruing to the Corporation and to Consultant from the consulting relationship to be established between the parties by this Agreement, the Corporation and Consultant agree as follows:

     1.   Consulting Relationship.

          The Corporation hereby retains Consultant, and Consultant hereby agrees to be retained by the Corporation, as an independent consultant and not as an agent, joint-venturer or as an employee for the period and upon the terms and subject to the conditions set forth below. No Employee Benefits. Consultant acknowledges and agrees that he shall not receive any employee benefits of any kind from the Corporation or any of its subsidiaries or affiliates with respect to Consultant's services performed under this Agreement. Consultant is excluded from participating in any of the Corporation's (or its subsidiaries or affiliates') employee benefit plans or programs as a result of the performance of services under this Agreement, without regard to Consultant's independent contractor status. In addition, Consultant hereby expressly waives any and all rights, if any, to participation in or benefits under any of the Corporation's (or its subsidiaries' or affiliates') employee benefit plans, policies or programs including, but not limited to, vacation, sick pay, medical, dental or vision coverage, life insurance, disability benefits, severance benefits, accidental death and dismemberment coverage, unemployment insurance coverage, workers' compensation coverage, and pension, 401(k) or ESOP benefits provided by the Corporation (or its subsidiaries or affiliates) to its employees.

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     2.   Consulting Services.

          Consultant agrees that during the term of this Agreement:

          (a) Consultant shall devote his best efforts to his position as an independent consultant to the Corporation and in such capacity Consultant will: (i) serve as the Non-Executive Chairman of Northern Trust Bank of Florida, N.A., (ii) participate in activities and events involving current or prospective clients for the benefit of the Corporation, and (iii) provide consulting and advice to the Corporation and perform such other duties and execute the policies of the Corporation as determined by its Chief Executive Officer, provided that such duties and policies will not be inconsistent with the nature of the duties performed by Consultant during his active service with the Corporation as an officer and employee thereof;

          (b) Consultant shall exercise a reasonable degree of skill and care in performing the services referred to in paragraph (a) above;

          (c) Consultant shall provide up to 50 days of service per year during the term of this Agreement. Consultant shall not be obligated to render any services under this Agreement when he is unable to do so due to illness, Disability or injury (for purposes of this Agreement, "Disability" shall mean that Consultant has been determined to be eligible for Social Security disability benefits); and

          (d) Consultant shall be available for service under this Agreement upon receipt of five (5) days' written notice from the Corporation.

     3.   Compensation.

          The Corporation shall pay Consultant for services under this Agreement annual compensation of $50,000, or such higher amount as the Board of Directors of the Corporation may from time to time authorize, payable semi-annually in arrears on February 1 and August 1 during the term of this Agreement.

     4.   Other Conditions.

          The Corporation shall, at its expense, provide Consultant with appropriate and sufficient office space at Northern Trust Bank of Florida, N.A., 375 Fifth Avenue South, Naples, Florida 34103, and general secretarial support, as needed, in order to allow Consultant to perform his duties under this Agreement. Consultant shall have no authority over any employee or officer of the Corporation, except as may be necessary in the routine performance of his duties under this Agreement, nor shall the Corporation be required in any manner to implement any plans or suggestions Consultant may provide. The Corporation shall reimburse Consultant, upon the receipt of appropriate documentation, for reasonable out-of-pocket expenses incurred by Consultant in the performance of his duties under this Agreement. Consultant shall be responsible for determining the method, details and means of performing the services described under this Agreement. Consultant is solely responsible for establishing his own work schedule.

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From time to time as requested by the Corporation, Consultant shall provide the
Corporation a status report of services performed by Consultant under this Agreement.

     5.   Term.

          The term of this Agreement (the "Term") shall begin on February 1, 2003, and shall terminate on January 31, 2004; provided, that the Term may be extended for up to two additional one-year periods by either Consultant or the Corporation upon written notice to the other party at least ninety (90) days prior to the termination of the then current Term of the Agreement; provided further, that in the event of Consultant's death or Disability, this Agreement shall terminate as of the date of death or Disability (subject, in the case of Consultant's Disability, to the Corporation's right to continue this Agreement if the period of Disability is not expected to exceed thirty (30) days).

     6.   Noncompete.

          During the term of this Agreement, Consultant shall not be engaged as an employee, owner (other than as holder or owner of less than 10% of the outstanding shares of any corporation the shares of which are publicly traded), consultant, or otherwise, without the written consent of the Corporation, in any line of business which is the same as any line of business then carried on by the Corporation or its subsidiaries, unless as an employee, consultant or agent of the Corporation. A consent must be requested in advance in writing by Consultant and may be given upon authorization of the Corporation and be subject to such terms and conditions as the Corporation shall deem advisable.

     7.   Confidentiality.

          Consultant acknowledges that, following his retirement from the Corporation, he continues to be bound by the terms of the "Northern Trust Corporation Statement of Policies and Procedures Regarding Confidential Information, Securities Trading by Employees and Related Matters" (the "Confidential Information Policy") and the "Northern Trust Corporation Information Asset Security Policy" (the "Information Asset Security Policy") and agrees that these policies will also apply to any information learned by him in connection with the performance of this duties under this Agreement. Consultant will not disclose or discuss with any person not employed by the Corporation or its affiliates any information of a type described as "confidential information" in the Confidential Information Policy or as "information assets" in the Information Asset Security Policy. This restriction will cease to apply to information that has become generally known or is already known to the person or persons with whom it is to be discussed, other than through a breach of the Confidentiality Information Policy or the Information Asset Security Policy.

     8.   Relief.

          In the event of a breach or a threatened or intended breach of Section 6 or Section 7 of this Agreement by Consultant, the Corporation shall be entitled, in addition to remedies otherwise available to the Corporation at law or in equity, to injunctions, both preliminary and permanent, enjoining such breach or threatened or intended breach, and Consultant hereby consents to the issuance thereof forthwith in any court of competent jurisdiction. In addition,

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Consultant agrees to pay to the Corporation any costs and attorneys' fees reasonably incurred by the Corporation in connection therewith.

          The taking of any action by the Corporation or the forbearance of the Corporation to take any action shall not constitute a waiver by the Corporation of any of its rights to remedies or relief under this Agreement or under law or equity.

     9.   Notices.

          Any notice required or permitted to be given under this Agreement shall be in writing and shall be effective three (3) business days after it is properly sent by registered or certified mail, if to the Corporation to its Secretary at the principal place of business of the Corporation, or if to Consultant to the address set forth beneath his signature to this Agreement, or to such other address as either party may from time to time designate by notice.

     10.  Assignability.

          This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the Corporation to assign this Agreement to a corporation succeeding to substantially all the assets or business of the Corporation, whether by merger, consolidation, acquisition or otherwise. This Agreement shall be binding upon Consultant, his heirs and permitted assigns and the Corporation, its successors and permitted assigns.

     11.  Severability.

          Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provision to produce its nearest enforceable economic equivalent.

     12.  State and Federal Taxes.

          The Corporation shall not be required to make any payroll withholdings with respect to its payments to Consultant under this Agreement. The Corporation shall furnish Consultant with a Form 1099 (or other applicable tax reporting form) for payments made to Consultant under this Agreement.

     13.  Applicable Law.

          It is the intention of the parties hereto that all questions with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Illinois. The parties hereto submit to the jurisdiction of the courts of Illinois in respect of any matter or thing arising out of this Agreement or pursuant thereto.

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     14.  Complete Agreement.

          This Agreement represents the complete Agreement between the Corporation and Consultant concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless in writing and signed by both Consultant and the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

                           Northern Trust Corporation

                           By:  ss/Timothy P. Moen
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                                Executive Vice President

                           ss/Barry G. Hastings
                           -----------------------------------------------------
                           Barry G. Hastings

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